Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hutchison China MediTech Limited of our report dated March 3, 2020 relating to the consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited, which appears in Hutchison China MediTech Limited’s Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

July 30, 2020